UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007 (April 2, 2007)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

RATIO OF EARNINGS TO FIXED CHARGES

	For the Year Ended December 31,					Pro Forma		Pro Forma
						Twelve Months Ended Dec. 31, 2006	Three Months Ended Mar. 30, 2007	Three Months Ended Mar. 30, 2007
	2002	2003	2004	2005	2006
(in thousands)
Ratio of earnings to fixed charges(1)	3.6x	1.6x	—	—	5.1x	1.7x	3.6x	—

(1)	For purposes of calculating the ratio, earnings consist of earnings before income taxes and before fixed charges. Fixed charges consist of interest expense and a portion of rental expense deemed a reasonable approximation of the interest factor. Earnings were insufficient to cover fixed charges for the years ended December 31, 2004 and 2005 and pro forma three months ended March 31, 2007, by $121.2 million, $440.3 million and $1.2 million, respectively.

Item 9.01	Financial Statements and Exhibits

As previously reported, on April 2, 2007, Advanced Medical Optics, Inc. (“AMO”) completed its acquisition of IntraLase Corp. (“IntraLase”). AMO is filing herein certain financial statements of IntraLase as well as additional pro forma financial information related to its acquisition of IntraLase referred to below. Please see AMO’s Current Report on Form 8-K/A filed on April 23, 2007 that included pro forma financial information as of and for the year ended December 31, 2006.

(a) Financial statements of the business acquired.

The following financial statements are set forth in Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein:

•	Unaudited condensed consolidated interim balance sheet of IntraLase Corp. as of March 31, 2007 and December 31, 2006; and

•	Unaudited condensed consolidated financial information of IntraLase Corp. for the three months ended March 31, 2007 and 2006.

(b) Pro forma financial information.

The following pro forma financial information is set forth in Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein:

•	Unaudited pro forma financial information as of March 30, 2007; and

•	Unaudited pro forma financial information for the three months ended March 30, 2007.

(d) The following materials are filed as exhibits hereto:

Exhibit 99.1 Unaudited Financial Statements of IntraLase

Exhibit 99.2 Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)

Date: May 29, 2007	By:	/s/ Aimee S. Weisner
Aimee S. Weisner Executive Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Unaudited Financial Statements of IntraLase.

99.2	Pro Forma Condensed Combined Financial Information.